UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2011

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

                                                                       Federal                         0-25165                      14-1809721
                                                                  (State or Other Jurisdiction                               (Commission File No.)                            (I.R.S. Employer
                                                                      of Incorporation)                                                                                                         Identification No.)

                                                                                   302 Main Street, Catskill NY                               12414
                                                                        (Address of Principal Executive Offices)                                                          (Zip Code)

                                                                                                     Registrant’s telephone number, including area code:      (518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition.

On July 27, 2011, Greene County Bancorp, Inc. issued a press release disclosing financial results at and for the three months and fiscal year ended June 30, 2011 and 2010.  A copy of the press release is included as exhibit 99.1 to this report.

The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01             Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1                                          Press release dated July 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                              GREENE COUNTY BANCORP, INC.

DATE:  July 29, 2011                                                                                                           By:  /s/ Donald E. Gibson
                                                             Donald E. Gibson
                                                             President and Chief Executive Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE
Date: July 27, 2011
For Further Information Contact:
Donald E. Gibson
President & CEO
(518) 943-2600
donaldg@tbogc.com

Michelle M. Plummer, CPA
EVP, COO & CFO
(518) 943-2600
michellep@tbogc.com

Greene County Bancorp, Inc. Reports Record Quarterly and Fiscal Year Earnings and for
a Second Consecutive Year is Named a Top 200 Community Bank

Catskill, N.Y. -- (BUSINESS WIRE) – July 27, 2011-- Greene County Bancorp, Inc. (the “Company”) (NASDAQ: GCBC), the holding company for The Bank of Greene County and its subsidiary Greene County Commercial Bank, today reported net income for the year and quarter ended June 30, 2011.  Net income for the year ended June 30, 2011 amounted to $5.3 million or $1.28 per basic share and $1.27 per diluted share as compared to $4.9 million or $1.19 per basic share and $1.18 per diluted share for the year ended June 30, 2010, an increase of $400,000, or 8.2%. Net income for the quarter ended June 30, 2011 amounted to $1.4 million or $0.33 per basic share and diluted share compared to $1.3 million or $0.31 per basic share and $0.30 per diluted share for the quarter ended June 30, 2010.

               Donald E. Gibson, President & CEO, commented, “We are proud to report Greene County Bancorp has achieved both record quarterly and fiscal year earnings. In addition, for a second consecutive year we have been named to the list of Top 200 Community Banks in the nation, according to US Banker. Scoring was done on community banks across the nation with less than $2 billion in assets at December 31, 2010, and banks were ranked by their average return on equity for three years ended December 31, 2008, 2009 and 2010.”

The most significant factor contributing to the higher earnings was higher net interest income. Net interest income increased $2.0 million to $19.7 million for the year ended June 30, 2011 compared to $17.7 million for the year ended June 30, 2010 and increased $585,000 to $5.1 million for the quarter ended June 30, 2011 compared to $4.5 million for the quarter ended June 30, 2010.     Net interest spread decreased 2 basis points to 3.70% for the year ended June 30, 2011 from 3.72% for the year ended June 30, 2010, and decreased 3 basis points to 3.68% for the quarter ended June 30, 2011 from 3.71% for the quarter ended June 30, 2010.  Net interest margin decreased 6 basis points to 3.85% for the year ended June 30, 2011 from 3.91% for the year ended June 30, 2010, and decreased 8 basis points to 3.82% for the quarter ended June 30, 2011 as compared to 3.90% for the quarter ended June 30, 2010.  The increase in average balances of loans and securities, along with a decrease in rates paid on deposit accounts, which was partially offset by the decrease in yield earned on loans and securities, primarily led to the increase in net interest income when comparing the years and quarters ended June 30, 2011 and 2010.

Management continues to closely monitor asset quality and adjust the level of the allowance for loan losses when necessary.   The provision for loan losses amounted to $1.6 million and $1.3 million for the years ended June 30, 2011 and 2010, respectively, an increase of $355,000 or 27.9%. The provision amounted to $449,000 and $289,000 for the quarters ended June 30, 2011 and 2010, respectively.   The increases in the level of provision was partially a result of the shift to a greater level of nonresidential mortgage loans and commercial loans, and an increase in the amount of nonperforming assets, primarily in residential mortgages and nonresidential mortgage loans. The nonresidential mortgage loan and commercial loan portfolio has grown as a percent of total loans from 23.6% at June 30, 2010 to 27.0% at June 30, 2011.   Generally, commercial loans are considered to have greater credit risk, and require a higher level of allowance for loan loss.   Nonperforming assets amounted to $6.7 million and $3.9 million at June 30, 2011 and 2010, respectively, an increase of $2.8 million or 71.8%.  Of this increase, $1.1 million was in residential mortgage loans, $1.1 million was in nonresidential mortgage loans, and $141,000 was in commercial loans.  Net charge-offs amounted to $583,000 and $669,000 for the years ended June 30, 2011 and 2010, respectively.  Foreclosed assets increased $443,000 from June 30, 2010 to June 30, 2011.  The increase in the level of nonperforming assets reflected the decline in the overall economy. As a result, the level of allowance for loan losses to total loans receivable has been increased to 1.66% as of June 30, 2011 as compared to 1.34% as of June 30, 2010.  At June 30, 2011 and 2010, nonperforming assets were 1.23% and 0.79%, respectively, of total assets and nonperforming loans were 2.09% and 1.33%, respectively, of total loans.   The Company has not been an originator of “no documentation” mortgage loans and the loan portfolio does not include any mortgage loans that the Company classifies as sub-prime.

Noninterest income increased to $4.8 million from $4.6 million, an increase of $179,000, when comparing the years ended June 30, 2011 and 2010, respectively.   Noninterest income increased to $1.2 million from $1.1 million, an increase of $140,000, when comparing the quarters ended June 30, 2011 and 2010, respectively.  The Company recorded a net gain on sale of investments during the year ended June 30, 2011 totaling $233,000 and a net loss on sale of investments during the year ended June 30, 2010 totaling $5,000.  The Company also recognized a write-down of an other-than-temporary impairment of securities of $2,000 during the year and quarter ended June 30, 2011.  Excluding these items, noninterest income decreased $57,000 when comparing the years ended June 30, 2011 and 2010, and increased $142,000 when comparing the quarters ended June 30, 2011 and 2010.  Service charges on deposits decreased $351,000 when comparing the years ended June 30, 2011 and 2010 as a result of changes to the overdraft protection program implemented during the year.  These fees increased $21,000 when comparing the quarters ended June 30, 2011 and 2010 as a result of the growth in the number of checking accounts.  Partially offsetting this decrease was an increase in debit card fees which increased $190,000 and $49,000 when comparing the years and quarters ended June 30, 2011 and 2010, respectively, as a result of a higher volume of transactions due to growth in the number of checking accounts with debit cards.  Other operating income increased $84,000 and $49,000 when comparing the years and quarter ended June 30, 2011 and 2010 largely due to higher loan related fees associated with collections.

Noninterest expense totaled $14.9 million and $13.6 million, for the years ended June 30, 2011 and 2010, respectively, an increase of $1.3 million or 9.6%.   Noninterest expense totaled $3.8 million and $3.4 million, for the quarters ended June 30, 2011 and 2010, respectively, an increase of $401,000 or 11.8%.  The increase was primarily the result of a $1.2 million and $489,000 increase in salaries and employee benefits, when comparing the years and quarters ended June 30, 2011 and 2010, respectively. These increases were partially due to an increase in the number of employees as a result of opening a new branch office in Germantown, NY as well as an increase in the amount accrued for bonuses to be paid to employees based on the strong overall performance of the Company and attainment of strategic objectives for the fiscal year ended June 30, 2011.  Contributing to the increase in noninterest expense was a $144,000 and $32,000 increase in service and data processing fees when comparing the years and quarters ended June 30, 2011 and 2010, respectively, resulting from increased charges related to debit card activity and the associated Visa rewards program.  Legal and professional fees increased $67,000 to $745,000 for the year ended June 30, 2011 compared to $678,000 for the year ended June 30, 2010, and increased $105,000 to $265,000 for the quarter ended June 30, 2011 compared to $160,000 for the quarter ended June 30, 2010.  This increase was the result of increased legal expenses related to loans in the process of foreclosure and increased fees for consulting services related to the implementation of strategic objectives.  Other operating expenses increased $35,000 when comparing the years ended June 30, 2011 and June 30, 2010, as a result of net expenses incurred during fiscal 2011 on foreclosed real estate.  Partially offsetting these increases in expense was a decrease in equipment and furniture expense as well as computer supplies and support expense.   Equipment and furniture expense decreased $120,000 to $549,000 for the year ended June 30, 2011 compared to $669,000 for the year ended June 30, 2010, and decreased $34,000 to $148,000 for the quarter ended June 30, 2011 compared to $182,000 for the quarter ended June 30, 2010.  This was primarily the result of the discontinuation of depreciation on assets that became fully depreciated during fiscal 2011.    Computer supplies and support expense decreased $63,000 and $12,000 when comparing the years and quarters ended June 30, 2011 and June 30, 2010, respectively, resulting from renegotiated contracts related to our core processing system.

Total assets grew $52.2 million or 10.5% to $547.5 million at June 30, 2011 as compared to $495.3 million at June 30, 2010.  Net loans increased $5.4 million or 1.8% to $301.0 million at June 30, 2011 as compared to $295.6 million at June 30, 2010.  Securities classified as both available for sale and held to maturity increased $47.0 million to $214.3 million at June 30, 2011 as compared to $167.3 million at June 30, 2010.  The increase in securities was the result of growth in average deposits during the fiscal year ended June 30, 2011, primarily within Greene County Commercial Bank.   Deposits grew $48.2 million to $469.9 million at June 30, 2011 as compared to $421.7 million at June 30, 2010.  Of this growth in deposits, $28.7 million consisted of growth in deposits with Greene County Commercial Bank, and represented deposits by local municipalities.   It is required that securities be pledged as collateral for these deposits in excess of FDIC insurance limits for these municipalities.   The remaining $19.5 million in deposit growth was the result of an increase in retail deposits at The Bank of Greene County, and was due to continued growth in newer branches within our recently expanded market area.   Total shareholders’ equity amounted to $48.1 million at June 30, 2011, or 8.8% of total assets compared to $44.5 million at June 30, 2010, or 9.0% of total assets.

Headquartered in Catskill, New York, the Company provides full-service community-based banking in its twelve branch offices located in Greene, Columbia and Albany Counties.  Customers are offered 24-hour services through ATM network systems, an automated telephone banking system and Internet Banking through its web site at http://www.tbogc.com.

This press release contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from those projected in the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of the Company’s pricing, products and services.

	At or for the Year		At or for the Three
	Ended June 30,		Months Ended June 30,
	2011	2010	2011	2010
In thousands, except share and per share data
Interest income	$24,224	$23,083	$6,183	$5,800
Interest expense	4,511	5,366	1,082	1,284
Net interest income	19,713	17,717	5,101	4,516
Provision for loan losses	1,628	1,273	449	289
Noninterest income	4,793	4,614	1,230	1,090
Noninterest expense	14,855	13,609	3,794	3,393
Income before taxes	8,023	7,449	2,088	1,924
Tax provision	2,732	2,564	712	665
Net Income	$5,291	$4,885	$1,376	$1,259

Basic EPS	$1.28	$1.19	$0.33	$0.31
Weighted average shares outstanding	4,134,736	4,112,232	4,145,828	4,118,912

Diluted EPS	$1.27	$1.18	$0.33	$0.30
Weighted average diluted shares outstanding	4,165,230	4,134,841	4,172,755	4,133,761

Dividends declared per share 2	$0.900	$0.685	$0.175	$0.175

Selected Financial Ratios
Return on average assets	0.99%	1.03%	0.99%	1.04%
Return on average equity	11.45%	11.50%	11.60%	11.44%
Net interest rate spread	3.70%	3.72%	3.68%	3.71%
Net interest margin	3.85%	3.91%	3.82%	3.90%
Efficiency ratio1	60.62%	60.95%	59.93%	60.54%
Non-performing assets to total assets	1.23%	0.79%
Non-performing loans to total loans	2.09%	1.33%
Allowance for loan losses to non-performing loans	80.54%	102.63%
Allowance for loan losses to total loans	1.66%	1.34%
Shareholders’ equity to total assets	8.78%	8.98%
Dividend payout ratio2	70.31%	57.56%
Book value per share	$11.60	$10.80

1 Noninterest expense divided by the sum of net interest income and noninterest income.

2 Greene County Bancorp, MHC, the owner of 55.6% of the shares issued by the Company, waived its right to receive the dividends. No adjustment has been made to account for this waiver.   Dividends per share for the year and quarter ended June 30, 2011 include a special dividend of $0.20 per share paid on December 15, 2010.

	As of June 30, 2011	As of June 30, 2010
In thousands, except share data
Assets
Total cash and cash equivalents	$9,966	$9,643
Long term certificate of deposit	---	1,000
Securities- available for sale, at fair value	90,117	89,805
Securities- held to maturity, at amortized cost	124,177	77,520
Federal Home Loan Bank stock, at cost	1,916	1,866

Gross loans receivable	305,620	299,200
Less: Allowance for loan losses	(5,069)	(4,024)
Unearned origination fees and costs, net	495	406
Net loans receivable	301,046	295,582

Premises and equipment	15,407	14,804
Accrued interest receivable	2,716	2,731
Prepaid expenses and other assets	1,737	2,372
Foreclosed assets	443	---
Total Assets	$547,525	$495,323

Liabilities and shareholders’ equity
Noninterest bearing deposits	$49,313	$44,239
Interest bearing deposits	420,584	377,493
Total deposits	469,897	421,732

Borrowings from FHLB, short term	14,300	9,100
Borrowings from FHLB, long term	12,000	17,000
Accrued expenses and other liabilities	3,247	2,988
Total liabilities	499,444	450,820
Total shareholders’ equity	48,081	44,503
Total liabilities and shareholders’ equity	$547,525	$495,323
Common shares outstanding	4,145,828	4,118,912
Treasury shares	159,842	186,758